CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT HAS BEEN OMITTED HAD BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK "[***]".

Supplemental Agreement No. 23

to

Purchase Agreement No. 3866

between

The Boeing Company

and

Alaska Airlines, Inc.

Relating to Boeing Models 737-8, 737-9, and 737-10 Aircraft

    THIS SUPPLEMENTAL AGREEMENT NO. 23 (SA-23), entered into as of December 21, 2023, is by and between THE BOEING COMPANY (Boeing) and ALASKA AIRLINES, INC. (Customer) (Boeing and Customer collectively, Parties). All capitalized terms used but not defined herein shall have the same meaning as in the Purchase Agreement.

    WHEREAS, the Parties hereto entered into Purchase Agreement No. 3866 dated October 10, 2012 (as amended and supplemented, Purchase Agreement) relating to, among other things, Boeing model 737-8 aircraft (737-8 Aircraft), Boeing model 737-9 aircraft (737-9 Aircraft) and Boeing model 737-10 aircraft (737-10 Aircraft), (collectively, Aircraft); and

WHEREAS, Customer and Boeing have updated the configuration and associated feature pricing for Customer’s 737-8 Aircraft and wish to incorporate said configuration prior to delivery of Customer’s first 737-8 Aircraft.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the Parties agree to amend the Purchase Agreement as follows:

1.Table of Contents

    The “Table of Contents” in the Purchase Agreement is hereby deleted in its entirety and replaced with the revised Table of Contents, attached hereto and incorporated into the Purchase Agreement, to reflect the changes made in this SA-23.

2.Exhibits.

2.1Exhibit A-1, “Aircraft Configuration 737-8,” is hereby deleted and replaced in its entirety with a revised Exhibit A-1 attached hereto.

3.Tables and Supplemental Exhibit.
The Tables in the Purchase Agreement are amended as set forth, to incorporate and reflect the changes made in this SA-23.

3.1Table [ * * * ] is hereby deleted in its entirety and replaced with a new Table [ * * * ] attached hereto that is incorporated into the Purchase Agreement to reflect revised optional feature pricing and references this SA-23.

3.2Table [ * * * ] is hereby deleted in its entirety and replaced with a new Table [ * * * ] attached hereto that is incorporated into the Purchase Agreement to reflect administrative updates and references this SA-23.

3.3Table [ * * * ] is hereby deleted in its entirety and replaced with a new Table [ * * * ] attached hereto that is incorporated into the Purchase Agreement to reflect revised optional feature pricing and references this SA-23.

3.4Table [ * * * ] is hereby deleted in its entirety and replaced with a new Table [ * * * ] attached hereto that is incorporated into the Purchase Agreement to reflect administrative updates and references this SA-23.

4.Letter Agreement.

4.1Letter Agreement [ * * * ] is hereby deleted entirety and replaced with a revised Letter Agreement [ * * * ], attached hereto, to reflect the addition of certain credit memoranda.

5.Miscellaneous.

5.1The Purchase Agreement is amended as set forth above, and all of the other terms and conditions of the Purchase Agreement remain unchanged and are in full force and effect. Any Tables of Contents, Tables, Supplemental Exhibits, Letter Agreements or other documents that are listed in the sections above are incorporated into this SA-23 by this reference.

5.2[ * * * ].

EXECUTED IN DUPLICATE as of the day and year first written above and below.

THE BOEING COMPANY

By

Its	Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:

ALASKA AIRLINES, INC.

By

Its	SVP Fleet, Finance and Alliances & Treasurer